Exhibit 99.1

Antero Midstream Announces First Quarter 2023 Financial and Operational Results

Denver, Colorado, April 26, 2023—Antero Midstream Corporation (NYSE: AM) (“Antero Midstream” or the “Company”) today announced its first quarter 2023 financial and operational results. The relevant unaudited condensed consolidated financial statements are included in Antero Midstream’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

First Quarter 2023 Highlights:

•	Gathering and compression volumes increased by 8% and 11%, respectively, compared to the prior year quarter

•	Net Income was $87 million, or $0.18 per diluted share, a 6% per share increase compared to the prior year quarter

•	Adjusted Net Income was $100 million, or $0.21 per share, an 11% per share increase compared to the prior year quarter (non-GAAP measure)

•	Adjusted EBITDA was $242 million, a 16% increase compared to the prior year quarter (non-GAAP measure)

•	Capital expenditures were $34 million, a 64% decrease compared to the prior year quarter

•	Free Cash Flow after dividends was $46 million compared to a $38 million deficit in the prior year quarter (non-GAAP measure)

Full Year 2023 Guidance Update:

•	Increasing Net Income by $15 million to a range of $355 to $395 million

•	Increasing Adjusted EBITDA by $20 million to a range of $950 to $990 million (non-GAAP measure)

•	Decreasing capital expenditures by $15 million to a range of $180 to $200 million

•	Increasing Free Cash Flow after dividends by $35 million to a range of $125 to $155 million (non-GAAP measures)

Paul Rady, Chairman and CEO said, “Antero Midstream’s outstanding operational performance during the first quarter, led by record throughput, helped drive earnings well in excess of the prior year and ahead of expectations. In addition, the completions efforts from Antero Resources resulted in outstanding performance from our fresh water business.”

Brendan Krueger, CFO of Antero Midstream, said “The first quarter of 2023 marked the third consecutive quarter of generating Free Cash Flow after dividends. Importantly, the $46 million of Free Cash Flow after dividends was an $84 million improvement from the first quarter of 2022. Looking ahead to the remainder of the year, our higher Adjusted EBITDA guidance combined with our lower capital budget guidance is expected to result in a $35 million increase to our Free Cash Flow after dividends. This reflects a 33% increase to the midpoint of the previous guidance range and will allow us to continue reducing absolute debt and leverage, further de-risking the outlook for Antero Midstream.”

For a discussion of the non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income, Leverage, and Free Cash Flow after dividends please see “Non-GAAP Financial Measures.”

2023 Guidance Update

The following is a summary of Antero Midstream’s updated 2023 guidance ($ in millions):

	Twelve Months Ended December 31, 2023		Change vs. Prior Guidance
	Low	High	(At midpoint)
Net Income	$355	$395	$ +15
Adjusted Net Income	410	450	+15
Adjusted EBITDA	950	990	+20
Capital Expenditures	180	200	(15)
Interest Expense	205	215	—
Free Cash Flow Before Dividends	550	590	+35
Total Dividends	430	430	—
Free Cash Flow After Dividends	125	155	+35

First Quarter 2023 Financial Results

Low pressure gathering volumes for the first quarter of 2023 averaged 3,171 MMcf/d, an 8% increase as compared to the prior year quarter. Low pressure gathering volumes subject to the growth incentive fee were in excess of the threshold target of 2,900 MMcf/d, resulting in a $12 million rebate to Antero Resources. Compression volumes for the first quarter of 2023 averaged 3,137 MMcf/d, an 11% increase compared to the prior year quarter. High pressure gathering volumes averaged 2,801 MMcf/d, a 3% decrease compared to the prior year quarter. Fresh water delivery volumes averaged 123 MBbl/d during the quarter, a 41% increase compared to the first quarter of 2022.

Gross processing volumes from the processing and fractionation joint venture with MLPX, LP (“Joint Venture”) averaged 1,508 MMcf/d for the first quarter of 2023, in line with the prior year quarter. Joint Venture processing capacity was 94% utilized during the quarter based on nameplate processing capacity of 1.6 Bcf/d. Gross Joint Venture fractionation volumes averaged 36 MBbl/d, a 6% increase compared to the prior year quarter. Joint Venture fractionation capacity was 90% utilized during the quarter based on nameplate fractionation capacity of 40 MBbl/d.

	Three Months Ended March 31,
Average Daily Volumes:	2022	2023	% Change
Low Pressure Gathering (MMcf/d)	2,930	3,171	8%
Compression (MMcf/d)	2,816	3,137	11%
High Pressure Gathering (MMcf/d)	2,878	2,801	(3)%
Fresh Water Delivery (MBbl/d)	87	123	41%
Gross Joint Venture Processing (MMcf/d)	1,514	1,508	—%
Gross Joint Venture Fractionation (MBbl/d)	34	36	6%

For the three months ended March 31, 2023, revenues were $259 million, comprised of $190 million from the Gathering and Processing segment and $69 million from the Water Handling segment, net of $18 million of amortization of customer relationships. Water Handling revenues include $31 million from wastewater handling and high rate water transfer services.

Direct operating expenses for the Gathering and Processing and Water Handling segments were $24 million and $34 million, respectively, for a total of $58 million. Water Handling operating expenses include $29 million from wastewater handling and high rate water transfer services. General and administrative expenses excluding equity-based compensation were $11 million during the first quarter of 2023. Total operating expenses during the first quarter of 2023 included $6 million of equity-based compensation expense and $35 million of depreciation.

Net Income was $87 million, or $0.18 per diluted share. Net Income adjusted for amortization of customer relationships, impairment expense, loss on settlement of asset retirement obligations and gain on asset sale, net of tax effects of reconciling items, or Adjusted Net Income, was $100 million. Adjusted Net Income was $0.21 per share.

The following table reconciles Net Income to Adjusted Net Income (in thousands):

	Three Months Ended March 31,
	2022	2023
Net Income	$80,040	86,507
Amortization of customer relationships	17,668	17,668
Loss on settlement of asset retirement obligations	—	341
Gain on asset sale	(118)	(245)
Tax effect of reconciling items(1)	(4,521)	(4,567)
Adjusted Net Income	$93,069	99,704

(1)	The statutory tax rates for the three months ended March 31, 2022 and 2023 were 25.8% and 25.7%, respectively.

Adjusted EBITDA was $242 million, a 16% increase compared to the prior year quarter. Interest expense was $55 million, a 23% increase compared to the prior year quarter. Capital expenditures were $34 million, a 64% decrease compared to the prior year quarter. Free Cash Flow before dividends was $154 million, a 119% increase compared to the prior year quarter. Free Cash Flow after dividends was $46 million compared to a $38 million deficit in the prior year quarter.

The following table reconciles Net Income to Adjusted EBITDA and Free Cash Flow before and after dividends (in thousands):

	Three Months Ended March 31,
	2022	2023
Net Income	$80,040	86,507
Interest expense, net	44,279	54,624
Income tax expense	28,067	31,670
Amortization of customer relationships	17,668	17,668
Depreciation expense	28,300	35,196
Gain on asset sale	(118)	(245)
Accretion of asset retirement obligations	64	44
Loss on settlement of asset retirement obligations	—	341
Equity-based compensation	2,832	6,327
Equity in earnings of unconsolidated affiliates	(23,232)	(24,456)
Distributions from unconsolidated affiliates	31,130	34,105
Adjusted EBITDA	$209,030	241,781
Interest expense, net	(44,279)	(54,624)
Capital expenditures (accrual-based)	(94,655)	(33,603)
Free Cash Flow before dividends	$70,096	153,554
Dividends declared (accrual-based)	(107,648)	(107,923)
Free Cash Flow after dividends	$(37,552)	45,631

The following table reconciles net cash provided by operating activities to Free Cash Flow before and after dividends (in thousands):

	Three Months Ended March 31,
	2022	2023
Net cash provided by operating activities	$184,664	182,719
Amortization of deferred financing costs	(1,410)	(1,474)
Settlement of asset retirement obligations	455	158
Changes in working capital	(18,958)	5,754
Capital expenditures (accrual-based)	(94,655)	(33,603)
Free Cash Flow before dividends	$70,096	153,554
Dividends declared (accrual-based)	(107,648)	(107,923)
Free Cash Flow after dividends	$(37,552)	45,631

First Quarter 2023 Operating Update

Gathering and Processing — During the first quarter of 2023, Antero Midstream connected 19 wells to its gathering system.

Water Handling— Antero Midstream’s water delivery systems serviced 23 well completions during the first quarter of 2023.

Capital Investments

Accrued capital expenditures were $34 million during the first quarter of 2023. The company invested $21 million in gathering and compression and $13 million in water infrastructure primarily in the liquids-rich midstream corridor of the Marcellus Shale.

Conference Call

A conference call is scheduled on Thursday, April 27, 2023 at 10:00 am MT to discuss the financial and operational results. A brief Q&A session for security analysts will immediately follow the discussion of the results. To participate in the call, dial in at 877-407-9126 (U.S.), or 201-493-6751 (International) and reference “Antero Midstream”. A telephone replay of the call will be available until Thursday, May 4, 2023 at 10:00 am MT at 877-660-6853 (U.S.) or 201-612-7415 (International) using the conference ID: 13734448. To access the live webcast and view the related earnings conference call presentation, visit Antero Midstream's website at www.anteromidstream.com. The webcast will be archived for replay until Thursday, May 4, 2023 at 10:00 am MT.

Presentation

An updated presentation will be posted to the Company's website before the conference call. The presentation can be found at www.anteromidstream.com on the homepage. Information on the Company's website does not constitute a portion of, and is not incorporated by reference into this press release.

Non-GAAP Financial Measures and Definitions

Antero Midstream uses certain non-GAAP financial measures. Antero Midstream defines Adjusted Net Income as Net Income plus amortization of customer relationships and loss on asset retirement obligations, excluding (gain) on asset sale, net of tax effect of reconciling items. Antero Midstream uses Adjusted Net Income to assess the operating performance of its assets. Antero Midstream defines Adjusted EBITDA as Net Income plus interest expense, net, income tax expense, amortization of customer relationships, depreciation expense, loss on settlement of asset retirement obligations, gain on asset sale, accretion of asset retirement obligations, and equity-based compensation expense, excluding equity in earnings of unconsolidated affiliates, plus distributions from unconsolidated affiliates.

Antero Midstream uses Adjusted EBITDA to assess:

*	the financial performance of Antero Midstream’s assets, without regard to financing methods, capital structure or historical cost basis;

*	its operating performance and return on capital as compared to other publicly traded companies in the midstream energy sector, without regard to financing or capital structure; and

*	the viability of acquisitions and other capital expenditure projects.

Antero Midstream defines Free Cash Flow before dividends as Adjusted EBITDA less interest expense, net and accrual-based capital expenditures. Capital expenditures include additions to gathering systems and facilities, additions to water handling systems, and investments in unconsolidated affiliates. Capital expenditures exclude acquisitions. Free Cash Flow after dividends is defined as Free Cash Flow before dividends less accrual-based dividends declared for the quarter. Antero Midstream uses Free Cash Flow before and after dividends as a performance metric to compare the cash generating performance of Antero Midstream from period to period.

Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow before and after dividends are non-GAAP financial measures. The GAAP measure most directly comparable to these measures is Net Income. Such non-GAAP financial measures should not be considered as alternatives to the GAAP measures of Net Income and cash flows provided by (used in) operating activities. The presentations of such measures are not made in accordance with GAAP and have important limitations as analytical tools because they include some, but not all, items that affect Net Income and cash flows provided by (used in) operating activities. You should not consider any or all such measures in isolation or as a substitute for analyses of results as reported under GAAP. Antero Midstream’s definitions of such measures may not be comparable to similarly titled measures of other companies.

The following table reconciles cash paid for capital expenditures and accrued capital expenditures during the period (in thousands):

	Three Months Ended March 31,
	2022	2023
Capital expenditures (as reported on a cash basis)	$84,267	42,957
Change in accrued capital costs	10,388	(9,354)
Capital expenditures (accrual basis)	$94,655	33,603

Antero Midstream defines Net Debt as consolidated total debt, excluding unamortized debt premiums and debt issuance costs, less cash and cash equivalents. Antero Midstream views Net Debt as an important indicator in evaluating Antero Midstream’s financial leverage. Antero Midstream defines leverage as Net Debt divided by Adjusted EBITDA for the last twelve months. The GAAP measure most directly comparable to Net Debt is total debt, excluding unamortized debt premiums and debt issuance costs.

The following table reconciles consolidated total debt to consolidated net debt, excluding debt premiums and issuance costs, (“Net Debt”) as used in this release (in thousands):

March 31, 2023
Bank credit facility	$751,100
7.875% senior notes due 2026	550,000
5.75% senior notes due 2027	650,000
5.75% senior notes due 2028	650,000
5.375% senior notes due 2029	750,000
Consolidated total debt	$3,351,100
Cash and cash equivalents	—
Consolidated net debt	$3,351,100

Antero Midstream has not included a reconciliation of Adjusted Net Income, Adjusted EBITDA and Free Cash Flow before and after dividends to the nearest GAAP financial measures for 2023 because it cannot do so without unreasonable effort and any attempt to do so would be inherently imprecise. Antero Midstream is able to forecast the following reconciling items between such measures and Net Income (in millions):

	Twelve Months Ended December 31, 2023
	Low	High
Depreciation expense	$135	$145
Equity based compensation expense	20	30
Amortization of customer relationships	70	75
Distributions from unconsolidated affiliates	125	135

Antero Midstream Corporation is a Delaware corporation that owns, operates and develops midstream gathering, compression, processing and fractionation assets located in the Appalachian Basin, as well as integrated water assets that primarily service Antero Resources Corporation’s properties.

This release includes "forward-looking statements.” Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Midstream’s control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Midstream expects, believes or anticipates will or may occur in the future, such as statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, Antero Midstream’s ability to realize the benefits of the Marcellus bolt-on acquisition, including the anticipated capital avoidance and synergies, Antero Midstream’s ability to execute its business plan and return capital to its stockholders, information regarding Antero Midstream’s return of capital policy, information regarding long-term financial and operating outlooks for Antero Midstream and Antero Resources, information regarding Antero Resources’ expected future growth and its ability to meet its drilling and development plan and the participation level of Antero Resources’ drilling partner, the impact on demand for Antero Midstream’s services as a result of incremental production by Antero Resources, and expectations regarding the amount and timing of litigation awards are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this release. Although Antero Midstream believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Midstream expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to our business, most of which are difficult to predict and many of which are beyond Antero Midstream’s control. These risks include, but are not limited to, commodity price volatility, inflation, supply chain disruptions, environmental risks, Antero Resources’ drilling and completion and other operating risks, regulatory changes or changes in law, the uncertainty inherent in projecting Antero Resources’ future rates of production, cash flows and access to capital, the timing of development expenditures, impacts of world health events (including the COVID-19 pandemic), cybersecurity risks, the state of markets for and availability of verified quality carbon offsets and the other risks described under the heading "Item 1A. Risk Factors" in Antero Midstream's Annual Report on Form 10-K for the year ended December 31, 2022.

For more information, contact Justin Agnew, Director – Finance of Antero Midstream, at (303) 357-7269 or jagnew@anteroresources.com.

ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

		(Unaudited)
	December 31,	March 31,
	2022	2023
Assets
Current assets:
Accounts receivable–Antero Resources	$86,152	95,359
Accounts receivable–third party	575	371
Income tax receivable	940	940
Other current assets	1,326	1,744
Total current assets	88,993	98,414

Property and equipment, net	3,751,431	3,749,220
Investments in unconsolidated affiliates	652,767	643,118
Customer relationships	1,286,103	1,268,435
Other assets, net	12,026	11,340
Total assets	$5,791,320	5,770,527

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable–Antero Resources	$5,436	4,776
Accounts payable–third party	22,865	21,012
Accrued liabilities	72,715	69,366
Other current liabilities	1,061	1,065
Total current liabilities	102,077	96,219
Long-term liabilities:
Long-term debt	3,361,282	3,331,320
Deferred income tax liability	131,215	162,885
Other	4,428	4,619
Total liabilities	3,599,002	3,595,043

Stockholders' equity:
Preferred stock, $0.01 par value: 100,000 authorized as of December 31, 2022 and March 31, 2023
Series A non-voting perpetual preferred stock; 12 designated and 10 issued and outstanding as of December 31, 2022 and March 31, 2023	—	—
Common stock, $0.01 par value; 2,000,000 authorized; 478,497 and 478,645 issued and outstanding as of December 31, 2022 and March 31, 2023, respectively	4,785	4,786
Additional paid-in capital	2,104,740	2,084,191
Retained earnings	82,793	86,507
Total stockholders' equity	2,192,318	2,175,484
Total liabilities and stockholders' equity	$5,791,320	5,770,527

ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2023
Revenue:
Gathering and compression–Antero Resources	$182,443	199,576
Water handling–Antero Resources	53,321	77,295
Water handling–third party	395	272
Amortization of customer relationships	(17,668)	(17,668)
Total revenue	218,491	259,475
Operating expenses:
Direct operating	42,012	57,873
General and administrative (including $2,832 and $6,327 of equity-based compensation in 2022 and 2023, respectively)	17,931	17,347
Facility idling	1,148	574
Depreciation	28,300	35,196
Accretion of asset retirement obligations	64	44
Loss on settlement of asset retirement obligations	—	341
Gain on asset sale	(118)	(245)
Total operating expenses	89,337	111,130
Operating income	129,154	148,345
Other income (expense):
Interest expense, net	(44,279)	(54,624)
Equity in earnings of unconsolidated affiliates	23,232	24,456
Total other expense	(21,047)	(30,168)
Income before income taxes	108,107	118,177
Income tax expense	(28,067)	(31,670)
Net income and comprehensive income	$80,040	86,507

Net income per share–basic	$0.17	0.18
Net income per share–diluted	$0.17	0.18

Weighted average common shares outstanding:
Basic	477,646	478,612
Diluted	480,173	481,459

ANTERO MIDSTREAM CORPORATION

Selected Operating Data (Unaudited)

	Three Months Ended		Amount of
	March 31,		Increase	Percentage
	2022	2023	or Decrease	Change
Operating Data:
Gathering—low pressure (MMcf)	263,727	285,423	21,696	8%
Compression (MMcf)	253,474	282,362	28,888	11%
Gathering—high pressure (MMcf)	259,042	252,129	(6,913)	(3)%
Fresh water delivery (MBbl)	7,874	11,110	3,236	41%
Other fluid handling (MBbl)	4,203	4,965	762	18%
Wells serviced by fresh water delivery	21	23	2	10%
Gathering—low pressure (MMcf/d)	2,930	3,171	241	8%
Compression (MMcf/d)	2,816	3,137	321	11%
Gathering—high pressure (MMcf/d)	2,878	2,801	(77)	(3)%
Fresh water delivery (MBbl/d)	87	123	36	41%
Other fluid handling (MBbl/d)	47	55	8	17%
Average Realized Fees:
Average gathering—low pressure fee ($/Mcf)	$0.34	0.35	0.01	3%
Average compression fee ($/Mcf)	$0.21	0.21	—	*
Average gathering—high pressure fee ($/Mcf)	$0.21	0.21	—	*
Average fresh water delivery fee ($/Bbl)	$4.07	4.21	0.14	3%
Joint Venture Operating Data:
Processing—Joint Venture (MMcf)	136,242	135,741	(501)	*
Fractionation—Joint Venture (MBbl)	3,077	3,222	145	5%
Processing—Joint Venture (MMcf/d)	1,514	1,508	(6)	*
Fractionation—Joint Venture (MBbl/d)	34	36	2	6%

*	Not meaningful or applicable.

ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Results of Segment Operations (Unaudited)

(In thousands)

	Three Months Ended March 31, 2023
	Gathering and	Water		Consolidated
	Processing	Handling	Unallocated	Total
Revenues:
Revenue–Antero Resources	$211,576	77,295	—	288,871
Revenue–third-party	—	272	—	272
Gathering—low pressure fee rebate	(12,000)	—	—	(12,000)
Amortization of customer relationships	(9,271)	(8,397)	—	(17,668)
Total revenues	190,305	69,170	—	259,475
Operating expenses:
Direct operating	24,118	33,755	—	57,873
General and administrative (excluding equity-based compensation)	5,772	4,494	754	11,020
Equity-based compensation	4,408	1,714	205	6,327
Facility idling	—	574	—	574
Depreciation	22,063	13,133	—	35,196
Accretion of asset retirement obligations	—	44	—	44
Loss on settlement of asset retirement obligations	—	341	—	341
Gain on asset sale	(242)	(3)	—	(245)
Total operating expenses	56,119	54,052	959	111,130
Operating income	134,186	15,118	(959)	148,345
Other income (expense):
Interest expense, net	—	—	(54,624)	(54,624)
Equity in earnings of unconsolidated affiliates	24,456	—	—	24,456
Total other income (expense)	24,456	—	(54,624)	(30,168)
Income before income taxes	158,642	15,118	(55,583)	118,177
Income tax expense	—	—	(31,670)	(31,670)
Net income and comprehensive income	$158,642	15,118	(87,253)	86,507

Adjusted EBITDA				$241,781

ANTERO MIDSTREAM CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2022	2023
Cash flows provided by (used in) operating activities:
Net income	$80,040	86,507
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	28,300	35,196
Accretion of asset retirement obligations	64	44
Deferred income tax expense	28,067	31,670
Equity-based compensation	2,832	6,327
Equity in earnings of unconsolidated affiliates	(23,232)	(24,456)
Distributions from unconsolidated affiliates	31,130	34,105
Amortization of customer relationships	17,668	17,668
Amortization of deferred financing costs	1,410	1,474
Settlement of asset retirement obligations	(455)	(158)
Loss on settlement of asset retirement obligations	—	341
Gain on asset sale	(118)	(245)
Changes in assets and liabilities:
Accounts receivable–Antero Resources	3,054	(9,207)
Accounts receivable–third party	460	431
Other current assets	118	(520)
Accounts payable–Antero Resources	230	(660)
Accounts payable–third party	13,762	2,061
Accrued liabilities	1,334	2,141
Net cash provided by operating activities	184,664	182,719
Cash flows provided by (used in) investing activities:
Additions to gathering systems and facilities	(70,734)	(29,197)
Additions to water handling systems	(13,533)	(13,760)
Acquisition of gathering systems and facilities	—	(263)
Cash received in asset sales	121	1,071
Change in other assets	—	(2)
Net cash used in investing activities	(84,146)	(42,151)
Cash flows provided by (used in) financing activities:
Dividends to common stockholders	(108,149)	(108,364)
Dividends to preferred stockholders	(138)	(138)
Payments of deferred financing costs	(302)	—
Borrowings (repayments) on bank credit facilities, net	9,400	(30,900)
Employee tax withholding for settlement of equity compensation awards	(1,329)	(1,166)
Net cash used in financing activities	(100,518)	(140,568)
Net increase in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	$—	—

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$40,677	50,340
Increase (decrease) in accrued capital expenditures and accounts payable for property and equipment	$10,388	(9,354)